SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): February 8, 2002
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                            Covista Communications, Inc.
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             (Exact name of registrant as specified in its charter)

   New Jersey                       0-2180                   22-1656895
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(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)

150 Clove Road
Little Falls, New Jersey                                        07424
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             (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (973) 812-1100
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Item 2.  Acquisition or Disposition of Assets

     On February 8, 2002, Covista Communications, Inc. ("Covista") issued a press release announcing, among other things, the completion of the merger (the "Merger") of its wholly owned subsidiary CCI Acquisitions, Inc. ("CCI")with and into Capsule Communications, Inc. ("Capsule"), pursuant to the Agreement and Plan of Reorganization dated as of July 17, 2001 among Covista, CCI and Capsule (the "Merger Agreement"). The Merger was completed on February 8, 2002.

     As a result of the Merger, Capsule became a wholly owned subsidiary of Covista. In addition, subject to the terms of the Merger Agreement, each share of the common stock of Capsule held by Capsule's majority stockholder Henry G. Luken, III, was converted into 0.0688 shares of the common stock of Covista and cash in lieu of fractional shares, and each share held by all other stockholders was converted into 0.0917 shares. The total purchase price payable in connection with the Merger is approximately $11 million, based on the closing price of Covista common stock on February 7, 2002 of $6.38 per share.

     The purchase price and the other terms and conditions of the Merger were negotiated over a period of approximately two months between representatives of Capsule and Covista. Ferris, Baker Watts, Inc. acted as financial advisor to Capsule in connection with the Merger and delivered a written opinion to the board of directors of Capsule to the effect the purchase price was fair from a financial point of view for the holders of Capsule's common stock. At separate meetings each held on February 8, 2002, the stockholders of Covista and Capsule voted on approved the Merger.

     For the terms and conditions of the Merger Agreement, as well as the press release announcing the execution of the Merger Agreement, reference is made to such documents attached hereto as exhibits. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial Statements of the Business Acquired

                 To be filed by amendment within the period required by Item 7(a)(4) of Form 8-K.

         (b)    Pro Forma Financial Statements

                To be filed by amendment within the period required by Item 7(a)(4) of Form 8-K.

         (c)     Exhibits.

                 Exhibit 2.1 -  Agreement and Plan of Reorganization dated as of July 17, 2001 by and among Covista
                                Communications, Inc., CCI Acquisitions
                                Corp. and Capsule Communications, Inc. Filed as Exhibit 2.1 to the Registrant's Form 8-K Report dated July 17, 2001 (the "July 17, 2001 8-K") and incorporated herein by reference.

                 Exhibit 99.1 Press Release dated February 8, 2002. Filed herewith.



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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COVISTA COMMUNICATIONS, INC.

                                   By: /s/ A. John Leach, Jr.
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Date:     February 8, 2002         Name:    A. John Leach, Jr.
                                   Title:   President and Chief Executive
                                            Officer